Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Interests Of Named Experts and Counsel" and to the use of our report dated May 19, 2004, in Amendment No. 1 to the Registration Statement (Form SB-2) and related Prospectus of Ameriprint International Ltd. for the registration of shares of its common stock.

/s/ Manning-Elliott

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

August 3, 2004